Exhibit 10.1

SIXTH AMENDMENT TO AGREEMENT OF LEASE

THIS SIXTH AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made on this 28 day of July, 2004, by and between MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership (“Landlord”), and IMMUNICON CORPORATION, a Delaware corporation (“Tenant”).

BACKGROUND

Pursuant to a certain Agreement of Lease dated August 20, 1999 (the “Original Lease”), as amended by a certain First Amendment to Agreement of Lease dated as of August 20, 1999 (the “First Amendment”), by a certain Second Amendment to Agreement of Lease dated as of September 19, 2000 (the “Second Amendment”), by a certain Third Amendment to Agreement of Lease dated as of April 24, 2002 (the “Third Amendment”), by a certain Fourth Amendment to Agreement of Lease dated as of September 13, 2002 (the “Fourth Amendment”), and by a certain Fifth Amendment to Agreement of Lease dated as of September 25, 2003 (the “Fifth Amendment”), Tenant is leasing from Landlord 41,495 rentable square feet of space, as more particularly described in the Lease, (the “Existing Premises”) in the buildings known as Building #1, Building #2, Building #4, and Building #8 erected on certain land (the “Land”) located at Masons Mill Business Park, Huntingdon Valley, Pennsylvania 19006 (the “Park”) for an initial term expiring on September 30, 2010. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment are sometimes referred to herein collectively as the “Lease.” Landlord and Tenant now desire to amend the Lease to provide for, among other things, the expansion of the Demised Premises, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Capitalized Terms; “Building”. The capitalized terms used in this Amendment shall have the same meanings as are set forth in the Lease, except where otherwise defined herein. The term “Building” as used in the Lease and in this Amendment shall mean collectively Buildings #1, #2, #4, and #8 in the Park, as well as the pedestrian bridge presently connecting Buildings #1 and #2 (the “Bridge”). Notwithstanding the foregoing, the term “Building” as used in Exhibit “B” to this Amendment shall mean Building #3 only.

2. Expansion of the Demised Premises.

2.1 Landlord, for a term commencing on October 1, 2004 (the “Building #3 Commencement Date”), and continuing throughout the Building #3 Lease Term (as defined below), and subject to the provisions and conditions hereof and of the Lease, hereby leases to Tenant, and Tenant hereby rents from Landlord, an additional 12,000 rentable square feet of space constituting all of the rentable space in Building #3 (the “Building #3 Space” or “Building #3”), as identified on Exhibit “A” attached hereto and made a part hereof.

2.2 Except as otherwise set forth in this Amendment, effective on October 1, 2004, the Demised Premises shall consist of and be defined as all of Building #1, the Bridge, Building #2, the Suite 405 Space, the Suite 404 Space, the Suite 800 Space, and Building #3 in the Park containing 52,495 rentable square feet of space.

2.3 Tenant agrees to accept possession of Building #3 in an “AS IS” condition, and shall be responsible for the performance, in accordance with the provisions of Exhibit “B,” of all work necessary or desirable to render Building #3 ready for Tenant’s occupancy.

3. Building #3 Lease Term/Automatic Renewal Terms/Early Termination Option.

3.1 The initial Building #3 Lease Term (the “Building #3 Lease Term”) shall commence on October 1, 2003 (the “Commencement Date”) and shall continue until January 31, 2012 (the “Building #3 Initial Term Expiration Date”) unless extended or sooner terminated as provided herein.

The first lease year of the Lease Term shall commence on the Rent Commencement Date (as defined below) and shall end (i) on the day immediately preceding the first anniversary of the Rent Commencement Date, if the Rent Commencement Date is the first day of the month, or (ii) on the last day of the month in which the first anniversary of the Rent Commencement Date occurs, if the Rent Commencement Date is any day other than the first day of a calendar month. Each subsequent lease year shall be a period of twelve (12) months, commencing on the day immediately following the expiration of the prior lease year and expiring on the day immediately preceding the anniversary of the commencement of such lease year.

3.2 The Automatic Renewals as described in section 3 of the Fourth Amendment shall apply to Building #3 as well, except that (i) the rental rates applicable to Building #3 during any Automatic Renewal Term shall be as defined in section 4 below of this Sixth Amendment, (ii) the Automatic Renewal Term(s) for Building #3 shall use the Building #3 Lease Term as a reference, and (iii) Tenant shall give written notice to Landlord at least eighteen (18) months prior to the expiration of the then current term.

3.3 The Early Termination option as described in section 3.3 of the Fifth Amendment is not applicable to the Building #3 until after Building #3 Initial Term Expiration Date. After the Building #3 Initial Term Expiration Date, Tenant shall have the right to terminate the Building #3 Space according to all the terms and conditions in section 3.3 of the Fifth Amendment.

4. Fixed Rent; Additional Rent.

4.1 Commencing on February 1, 2005 (the “Rent Commencement Date”) and continuing throughout the Building #3 Lease Term, Fixed Rent for Building #3 shall be payable by Tenant to Landlord, in the manner set forth in the Lease, according to the following schedule:

Building #3 (12,000 rentable square feet):

period of Lease Term	monthly installment of Annual Fixed Rent due	total Annual Fixed Rent due	Annual Fixed Rent per rentable square foot
2/1/05-1/31/06	$16,500.00	$198,000.00	$16.50 + electric
2/1/06-1/31/07	$17,000.00	$204,000.00	$17.00 + electric
2/1/07-1/31/08	$17,500.00	$210,000.00	$17.50 + electric
2/1/08-1/31/09	$18,000.00	$216,000.00	$18.00 + electric
2/1/09-1/31/10	$18,500.00	$222,000.00	$18.50 + electric
2/1/10-1/31/11	$19,000.00	$228,000.00	$19.00 + electric
2/1/11-1/31/12	$19,500.00	$234,000.00	$19.50 + electric

Fixed Rent shall increase fifty ($.50) cents per rentable square foot each year thereafter.

4.2 Tenant shall pay Additional Rent for Building #3 as set forth in the Lease; provided, however, that from and after February 1, 2005, Tenant’s Proportionate Share shall be increased to 25.256% (52,495/211,811).

4.3 On March 1, 2005, Landlord shall give tenant a one-time-only rent credit of Twenty-five Thousand Dollars ($25,000.00) which shall be applied against the total amount of Fixed Rent due for the entire Demised Premises for the month of March 2005.

5. Confession of Judgment for Possession. Subsection 18.1(f) and Section 18.2 of the Lease are hereby amended and restated in their entirety, and shall be applicable to the Lease as amended and to the entire Demised Premises.

18.1(f). SECTION 18.1.(f)(i) BELOW SETS FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

Tenant’s initials:	/s/ JAMES G. MURPHy	7/28/04

(i) CONFESSION OF JUDGMENT FOR POSSESSION. TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.

18.2 PROCEEDINGS. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON, TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT

ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT TEN (10) DAYS’ NOTICE SHALL BE SUFFICIENT IN ALL CASES.

6. Brokers. Each party represents and warrants to the other that it, he, she or they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of its, his, her or their representation or warranty contained in this Article.

7. Miscellaneous. Except as otherwise provided in this Amendment, all provisions of the Lease shall continue in full force and effect, and are incorporated herein by reference; however, to the extent that anything contained in this Amendment conflicts with or is inconsistent with any term or provision of the Lease, the terms and provisions of this Amendment shall control. This Amendment shall be binding upon, and shall inure to the benefit of, Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the day and year first above written.

LANDLORD: MASONS MILL PARTNERS, L.P., a Pennsylvania limited partnership

By:	Woodmount Company, LLC, a Pennsylvania limited liability company, its sole General Partner

By:	/s/ DUNCAN B. PITCAIRN
Name:	Duncan B. Pitcairn
Title:	Managing Member

TENANT: IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHy
Name:	James G. Murphy
Title:	Sr. VP-Chief Financial Officer

EXHIBIT "A"

Plan of the Building #3

Office
Conference
Conference
Fax/Print/Support
Storage
Sitting
Office
Office
Office
Conference
Office
Informal Conf.
Office
Office
Office
Office
Informal Conf.
Vestibule
Women
Men
Kitchen
Network
Kitchen
Fax/Print/Support
Support/Fax/Print
Men
Women
Presentation
Office
Conference
MASONS MILL
BUSINESS PARK
Cathers & Associates, Inc.
AS-BUILT
BUILDING 3
DWG. NO.
AB-3
DRAWN BY:
MAY
DATE:
05-01-00
WOODMOUNT PROPERTIES

Landlord: DBP

Tenant: 7/23/01

A-1

EXHIBIT “B”

STANDARDS FOR WORK TO BE PERFORMED BY TENANT

1.	Prior to commencing any work in connection with the initial fitout of Building #3 for use by Tenant (referred to collectively hereinafter as the “Tenant’s Work”), Tenant shall first obtain the approval of Landlord, in writing, of the specific work Tenant proposes to perform. In connection therewith, Tenant shall prepare and deliver to Landlord, for its approval, which approval shall not be unreasonably withheld or delayed, complete architectural, mechanical, electrical and structural plans and specifications for the construction of the Tenant’s Work (the “Construction Drawings”). The Construction Drawings shall be prepared by Tenant’s design professional(s) (all of whom shall be duly licensed by the authority having jurisdiction over the appropriate profession) at Tenant’s sole cost and expense (except as otherwise set forth in this Exhibit). Following approval by Landlord, the Construction Drawings shall not be changed, nor shall substitutions be made, without Landlord’s prior approval. Promptly following the completion of the Construction Drawings, or the approval of any changes thereto, as applicable, Landlord shall advise Tenant whether it shall be obligated to remove portions of the Tenant’s Work upon the expiration or earlier termination of the Lease Term, in accordance with Article 8 of the Original Lease; provided, however, that in no event shall Tenant be required to remove any portion of the Tenant’s Work which is a typical improvement in first-class office space, unless expressly set forth in the Lease, as amended. Without limiting the foregoing, under no circumstances shall the following improvements be deemed “typical”: (i) any improvement directly related to any specialty use which is incidental or subordinate to general office use, such as the cooking and related equipment and improvements in any kitchen or cafeteria; (ii) any floor openings, depressed slabs, dumbwaiters, safes or vaults, raised floors, supplemental HVAC or UPS; and (iii) any improvement which contains any Hazardous Substance or does not comply with applicable laws, codes, ordinances, regulations and requirements.

2.

To the end that there shall be no labor disputes which would interfere with any construction occurring in the Park or the operation thereof, or any part thereof including, but not limited to, Building #3, in performing any work in or about Building #3, Tenant agrees to engage the services of, or to permit the engagement of, only such contractors, subcontractors and subsubcontractors (“Tenant’s Contractors”) as will work in harmony and without causing any labor dispute with each other, with Landlord’s contractors and subcontractors and with the contractors and subcontractors of all other tenants working in or about the Park or any part thereof. Tenant also shall require Tenant’s Contractors to employ only such labor as will work in harmony and without causing any labor dispute with all other labor then working in or about the Park or any part thereof including, but not limited to, Building #3. Furthermore, only those Tenant’s Contractors as have been duly licensed by the authority having jurisdiction over the appropriate profession and which have been approved in writing by Landlord, may perform any portion of the

B-1	Landlord:	/s/ DUNCAN B. PITCAIRN
	Tenant:	/s/ JAMES G. MURPHy	7/28/04

Tenant’s Work. Landlord shall have the right, among other things, to condition such approval on the delivery by such Tenant’s Contractor of a 100% payment and performance bond with respect to its portion of the Tenant’s Work. Prior to commencing any Tenant’s Work in Building #3, Tenant shall provide Landlord with a list of emergency telephone numbers for all design professionals, Tenant’s Contractors and materialmen which will be involved with the Tenant’s Work. Such list shall be promptly revised by Tenant and delivered to Landlord in the event of any changes or additions thereto.

Without in any limiting the provisions of Article 15 of the Original Lease, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord’s managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of the performance of the Tenant’s Work including, without limitation, by reason of (i) any disputes between or among any of Tenant, the Tenant’s Contractors and materialmen, and any other person or entity, (ii) any accident or matter occurring in or about the Park or in or about the Building, causing injury to persons or damage to property, except to the extent such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord’s agents or employees, (iii) the failure of Tenant or any of the Tenant’s Contractors or materialmen to fully and faithfully perform the obligations and observe the conditions of the Lease (as amended), or (iv) the negligence or otherwise tortious act of Tenant, any of the Tenant’s Contractors or materialmen or anyone in or about the Park or in or about the Building on behalf of or at the invitation or right of Tenant.

3.	Prior to commencing the Tenant’s Work, Tenant shall obtain all permits required by any governmental authority having jurisdiction and shall deliver copies thereof to Landlord. If, in connection with the review by any governmental authority of the plans and specifications for all or any portion of the Tenant’s Work, any such governmental authority requires Tenant to make changes to the Construction Drawings, Tenant shall notify Landlord promptly of such required changes. All of the Tenant’s Work shall be done in accordance with the Construction Drawings approved by Landlord, the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the requirements of Landlord’s underwriter. In addition, the Tenant’s Work shall be performed in a thorough, first-class and workmanlike manner, shall incorporate only new first-quality materials and shall be in good and usable condition at the date of completion. At any time and from time to time during the performance of the Tenant’s Work, Landlord, Landlord’s architect and Landlord’s other representatives may enter upon Building #3 and inspect the Tenant’s Work and take such steps as they may deem necessary or desirable to assure the proper performance of the Tenant’s Work and/or for the protection of Building #3, the base building systems and/or any premises adjacent to Building #3. Such inspection shall, however, be for Landlord’s benefit only and may not be relied upon by Tenant or any other party.

4.	Tenant hereby appoints John Fuente as its construction representative (“Tenant’s Construction Representative”) to act for Tenant with respect to all construction and construction related matters involving the Tenant’s Work; provided, however, that Tenant may change Tenant’s Construction Representative from time to time to another person who is skilled in the construction of tenant improvements in Class A office buildings or who is an officer or management level employee of Tenant, which change shall be effective upon receipt by Landlord of written notice of such change. During the construction of the Tenant’s Work, Tenant’s Construction Representative shall be generally available at Building #3. Tenant’s Construction Representative shall have the authority to act on the Tenant’s behalf at all times (including at all construction meetings and inspections) and specifically to bind Tenant with respect to all construction related matters including, but not limited to, scheduling changes, change orders and other cost changes.

5.	Prior to commencing performance of the Tenant’s Work, and until the Tenant’s Work has been completed in the manner set forth in this Exhibit, all Tenant’s Contractors shall maintain the insurance coverages set forth on Schedule 1 to this Exhibit, in the minimum amounts specified therein or in such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices. All such insurance shall (i) name Landlord and any other parties designated by Landlord as additional insureds, (ii) be in companies licensed to do business in Pennsylvania and reasonably satisfactory to Landlord, and (iii) provide that the policies will not be changed, canceled or expire until at least thirty (30) days prior written notice has been given to Landlord. Evidence of all coverage shall be delivered to Landlord prior to any Tenant’s Contractor commencing work in Building #3. The liability of Tenant and Tenant’s Contractors shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

6.	Tenant shall comply, and shall cause all of the Tenant’s Contractors and materialmen to comply, with all procedures and policies established by Landlord from time to time relating to construction by tenants in the Park. In addition, Tenant shall, and shall cause all of the Tenant’s Contractors and materialmen to, comply with all applicable OSHA safety standards in connection with the performance of the Tenant’s Work.

7.	The Tenant’s Work shall be coordinated with all work being performed by Landlord and other occupants of the Park to the end that the Tenant’s Work will not interfere with the operation of the Park (or any portion thereof) or interfere with or delay the completion of any other construction within the Park, and Tenant shall comply, and shall cause the Tenant’s Contractors to comply, with all procedures and regulations prescribed by Landlord for integration of the Tenant’s Work with that to be performed in connection with any other construction in the Park and in connection with the operation of the Park. The Tenant’s Work shall be performed in a manner so as not to disturb or annoy other tenants or occupants of the Park and shall be performed only during such hours and under such conditions as shall be reasonably established by Landlord.

8.	Tenant and the Tenant’s Contractors and materialmen shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant’s Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any part of the Park, including the Demised Premises. Without limiting the foregoing in any way, Tenant shall keep, and shall cause the Tenant’s Contractors and materialmen to keep, the common areas of the Building and the Park free and clear of all waste and debris, and shall remove all waste and debris from around their dumpsters on a daily basis. Furthermore, all elevators used by Tenant and the Tenant’s Contractors and materialmen shall be kept free and clear of all waste and debris, and shall be appropriately protected from any damage which could result from such use. It shall be Tenant’s responsibility to cause each of the Tenant’s Contractors and materialmen to maintain continuous protection of adjacent property and improvements against damage by reason of the performance of the Tenant’s Work. It also shall be Tenant’s responsibility to cause each of the Tenant’s Contractors and materialmen to properly protect the Tenant’s Work. In the event that Tenant fails to fulfill its obligations under or to otherwise comply with, or to cause the Tenant’s Contractors or materialmen to fulfill their obligations under or to otherwise comply with, the provisions of this Section 8, Landlord shall have the right to perform such obligations or to otherwise cause such compliance, and the cost thereof shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor.

9.	Neither Tenant nor any Tenant’s Contractor or materialman may use any space within the Park for storage, handling or moving of materials or equipment and/or for the location of a field office or facilities for the employees of such Tenant’s Contractor or materialman without obtaining Landlord’s prior written approval for each such use. If Tenant or any Tenant’s Contractor or materialman shall use any space in the Park for any or all of the aforesaid enumerated purposes or any other similar purpose without obtaining Landlord’s prior written approval therefor, Landlord shall have the right to terminate such use and remove all of Tenant’s or such Tenant’s Contractor’s or materialman’s materials, equipment and other property from such space, without Landlord being liable to Tenant and/or to such Tenant’s Contractor or materialman, and the cost of such termination and/or removal shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a bill therefor.

10.	Tenant shall secure from all Tenant’s Contractors and materialmen, and shall cause to be properly filed prior to the commencement of any of the Tenant’s Work, effective waivers of mechanics liens. Copies of filed waivers shall be delivered to Landlord prior to the commencement of any of the Tenant’s Work.

11.

Tenant shall promptly pay, or cause to be paid, all Tenant’s Contractors performing the Tenant’s Work and all materialmen supplying materials for the Tenant’s Work. Should any lien be made or filed in connection with the Tenant’s Work, Tenant shall bond against or discharge the same within (10) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under the Lease (as amended), at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Default Rate from the respective dates of Landlord’s making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under the Lease (as amended) and shall be paid by Tenant to Landlord on demand.

12.	Nothing set forth in the Lease (as amended) shall be deemed or construed as (i) a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Demised Premises or of or to the Park or any improvement therein, or to any part thereof; or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Demised Premises, the Park or any part thereof. Notwithstanding anything in the Lease (as amended) or in any other writing signed by Landlord to the contrary, neither the Lease (as amended) nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was for the immediate use or benefit of Landlord.

13.	Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the cost of any work or services provided by Landlord in connection with the Tenant’s Work, including, without limitation the cost of (i) any architectural or engineering consultants engaged by Landlord to review Tenant’s plans and specifications and the Tenant’s Work, (ii) all structural, mechanical, plumbing, electrical, fire protection and other work required to extend or adapt the base building systems to the Tenant’s Work, (iii) hoisting, rubbish removal (including the cost of renting and removing dumpsters and disposing of contents) and utilities. In addition to the foregoing, upon completion of the Tenant Work, Tenant shall pay Landlord a fee in the amount of three percent (3%) of the cost of the Tenant’s Work.

14.	Promptly following the final completion of all of the Tenant’s Work, Tenant shall provide Landlord, at Tenant’s sole cost and expense, with a complete set of as-built plans and specifications for the Tenant’s Work.

SCHEDULE 1

TENANT’S CONTRACTORS’ INSURANCE REQUIREMENTS

Liability Limits: Tenant’s Contractors’ insurance policies must have limits not less than the following:

(1)	Workmen’s Compensation	Statutory

(2)	Employer’s Liability
	Each Accident	$100,000.00
	Disease, Policy Limit	$500,000.00
	Disease, Each employee	$100,000.00

(3)	Contractor’s Comprehensive General Liability
	(Including Explosion, Collapse and Underground damage)

	(a) Bodily Injury Single Limit per Occurrence	$2,000,000.00

	(b) Property Damage Single Limit per Occurrence	$2,000,000.00

	(c) Products and Completed Operations Insurance: Maintain for a minimum period of 3 years after final payment. Tenant’s Contractors shall continue to provide evidence of such coverage annually.

	(d) Contractual Liability (Hold Harmless Coverage):

	Bodily Injury Single Limit per Occurrence	$2,000,000.00

	Property Damage Single Limit per Occurrence	$2,000,000.00

	(e) Personal Injury (with Employment Exclusion deleted): Aggregate	$2,000,000.00

	(f) If the General Liability policy includes a General Aggregate, the General Aggregate shall be not less than the following	$2,000,000.00

B-Schedule 1	Landlord:	/s/ DUNCAN B. PITCAIRN
	Tenant:	/s/ JAMES G. MURPHy	7/28/04

(4)	Automobile Liability

	(a)	Bodily Injury Single Limit per Occurrence	$1,000,000.00

	(b)	Property Damage Single Limit per Occurrence	$1,000,000.00

Additional Insured: Masons Mill Partners, L.P. (Landlord) and Woodmount Company, LLC (its sole General Partner) both need to be listed as “Additional Insured” on the Certificate of Insurance.